Exhibit 10.3

Consortium Agreement

Table of Content

Change Records
REMARKS
CONSORTIUM AGREEMENT	3
Section 1: Definitions	4
Section 2: Purpose	5
Section 3: Entry into force, duration and termination	5
Section 4: Responsibilities of Parties	6
Section 5: Liability towards each other	7
Section 6: Governance structure	8
Section 7: Financial provisions	12
Section 8: Foreground	14
Section 9: Access Rights	16
Section 10: Non-disclosure of information	19
Section 11: Miscellaneous	21
Section 12: Signatures	23
[Attachment 1: Background included]
[Attachment 2: Background excluded]
[Attachment 3: Accession document]
[Attachment 4: Listed Affiliated Entities]
[Attachment 5: List of third parties

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CONSORTIUM AGREEMENT

THIS CONSORTIUM AGREEMENT is based upon

REGULATION (EC) No 1906/2006 OF THE EUROPEAN PARLIAMENT AND OF THE COUNCIL of 18 December 2006 laying down the rules for the participation of undertakings, research centres and universities in actions under the Seventh Framework Programme and for the dissemination of research results (2007-2013) hereinafter referred to as Rules for Participation and the European Commission Grant Agreement, adopted on 10 April 2007, Version 6 adopted on 24 January 2011, hereinafter referred to as the Grant Agreement or EC-GA and Annex II adopted on 10 April 2007, hereinafter referred to as Annex II of the EC-GA, and is made on 2013-10-01, hereinafter referred to as “Effective Date”

BETWEEN:

Prof. Dr. H. W. Frijlink,
the Coordinator

Partner 1a: Rijksuniversiteit Groningen, Department of Pharmaceutical Technology and Biopharmacy, (The Netherlands)

and

Partner 1b: Rijksuniversiteit Groningen, Department of Pharmacoepidemiology & Pharmacoeconomics, (The Netherlands)

Partner 2a: Academisch Ziekenhuis Groningen, Department of Medical Microbiology, Molecular Virology Section, (The Netherlands)

Partner 2b: : Academisch Ziekenhuis Groningen, Trial Coordination Center, (The Netherlands)

Partner 3: PepTcell Ltd, United Kingdom

Partner 4: BiondVax Pharmaceuticals Ltd, Nes Ziona, (Israel)

Partner 5: Retroscreen Virology LtD. (United Kingdom)

Partner 6: Medicines and Healthcare products Regulatory Agency (United Kingdom).

Partner7a Statens Serum Institut, SSI-Adjuvant (Denmark)

Partner7b Statens Serum Institut, SSI-DNA Vac, Copenhagen (Denmark)

Partner 8 Országos Epidemiológiai Központ (Hungary)

Partner 9: NASJONALT FOLKEHELSEINSTITUTT, Div. Infectious Disease Control (Norway)

Partner 10 Robert Koch Institute RKI (Germany)

Partner 11: Goeteborgs Universitet, Mucosal Immunobiology and Vaccine Centre, (Sweden)

Partner 12 Isconova AB, (Sweden)

hereinafter, jointly or individually, referred to as ”Parties” or ”Party”

relating to the Project entitled

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Universal Influenza Vaccines Secured

[

in short

UNISEC

hereinafter referred to as “Project”

WHEREAS:

The Parties, having considerable experience in the field concerned, have submitted a proposal for the Project to the European Commission as part of the Seventh Framework Programme of the European Community for Research, Technological Development and Demonstration Activities under the funding scheme of “Collaborative Project”.

The Parties wish to specify or supplement binding commitments among themselves in addition to the provisions of the EC-GA.

The Parties are aware that this Consortium Agreement is based upon the DESCA model consortium agreement and that explanations to the DESCA model are available at www.DESCA-FP7.eu.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

Section 1: Definitions

1.1 Definitions

Words beginning with a capital letter shall have the meaning defined either herein or in the Rules for Participation or in the Grant Agreement including its Annexes without the need to replicate said terms herein.

1.2 Additional Definitions

“Consortium Plan”

Consortium Plan means the description of the work and the related agreed Consortium Budget, including the payment schedule, as updated and approved by the General Assembly.

“Consortium Budget”

Consortium Budget means the allocation of all the resources in cash or in kind for the activities as defined in Annex I of the Grant Agreement and in the Consortium Plan thereafter.

“Defaulting Party”

Defaulting Party means a Party which the General Assembly has identified to be in breach of this Consortium Agreement and/or the Grant Agreement as specified in Article 4.2 of this Consortium Agreement.

“Needed”

means:

For the implementation of the Project:

Access Rights are Needed if, without the grant of such Access Rights, carrying out the tasks assigned to the recipient Party would be impossible, significantly delayed, or require significant additional financial or human resources.

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For Use of own Foreground:

Access Rights are Needed if, without the grant of such Access Rights, the Use of own Foreground would be technically or legally impossible.

“Software”

Software means sequences of instructions to carry out a process in, or convertible into, a form executable by a computer and fixed in any tangible medium of expression.

Section 2: Purpose

The purpose of this Consortium Agreement is to specify with respect to the Project the relationship among the Parties, in particular concerning the organisation of the work between the Parties, the management of the Project and the rights and obligations of the Parties concerning inter alia liability, Access Rights and dispute resolution.

Section 3: Entry into force, duration and termination

3.1 Entry into force

An entity becomes a Party to this Consortium Agreement upon signature of this Consortium Agreement by a duly authorised representative.

This Consortium Agreement shall have effect from the Effective Date identified at the beginning of this Consortium Agreement.

A new Party enters the Consortium upon signature of the accession document Attachment 3 by the new Party and the Coordinator. Such accession shall have effect from the date identified in the accession document.

3.2 Duration and termination

This Consortium Agreement shall continue in full force and effect until complete fulfillment of all obligations undertaken by the Parties under the EC-GA and under this Consortium Agreement.

However, this Consortium Agreement or the participation of one or more Parties to it may be terminated in accordance with the terms of this Consortium Agreement and Annex II of the ( EC-GA Article II.37. and II.38.).

If the Commission does not award the EC-GA or terminates the EC-GA or a Party's participation in the EC-GA, this Consortium Agreement shall automatically terminate in respect of the affected Party/ies, subject to the provisions surviving the expiration or termination under Art. 3.3 of this Consortium Agreement.

3.3 Survival of rights and obligations

The provisions relating to Access Rights and Confidentiality, for the time period mentioned therein, as well as for Liability, Applicable law and Settlement of disputes shall survive the expiration or termination of this Consortium Agreement.

Termination shall not affect any rights or obligations of a Party leaving the Consortium incurred prior to the date of termination, unless otherwise agreed between the General Assembly and the leaving Party. This includes the obligation to provide all input, deliverables and documents for the period of its participation.

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Section 4: Responsibilities of Parties

4.1 General principles

Each Party undertakes to take part in the efficient implementation of the Project, and to cooperate, perform and fulfill, promptly and on time, all of its obligations under the EC-GA and this Consortium Agreement as may be reasonably required from it and in a manner of good faith as prescribed by Belgian law

Each Party undertakes to notify promptly, in accordance with the governance structure of the Project, any significant information, fact, problem or delay likely to affect the Project.

Each Party shall promptly provide all information reasonably required by a Consortium Body or by the Coordinator to carry out its tasks.

Each Party shall take reasonable measures to ensure the accuracy of any information or materials it supplies to the other Parties.

4.2 Breach

In the event a responsible Consortium Body identifies a breach by a Party of its obligations under this Consortium Agreement or the EC-GA (e.g.: a partner producing poor quality work), the Coordinator or the party appointed by the General Assembly if the Coordinator is in breach of its obligations under this Consortium Agreement or the EC-GA will give written notice to such Party requiring that such breach be remedied within 30 calendar days.

If such breach is substantial and is not remedied within that period or is not capable of remedy, the General Assembly may decide to declare the Party to be a Defaulting Party and to decide on the consequences thereof which may include termination of its participation .

4.3 Involvement of third parties

A Party that enters into a subcontract or otherwise involves third parties (including but not limited to Affiliated Entities) in the Project remains solely responsible for carrying out its relevant part of the Project and for such third party’s compliance with the provisions of this Consortium Agreement and of the EC-GA. It has to ensure that the involvement of third parties does not affect the rights and obligations of the other Parties under this Consortium Agreement and the EC-GA.

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Section 5: Liability towards each other

5.1 No warranties

In respect of any information or materials (incl. Foreground and Background) supplied by one Party to another under the Project, no warranty or representation of any kind is made, given or implied as to the sufficiency or fitness for purpose nor as to the absence of any infringement of any proprietary rights of third parties.

Therefore,

- the recipient Party shall in all cases be entirely and solely liable for the use to which it puts such information and materials, and

- no Party granting Access Rights shall be liable in case of infringement of proprietary rights of a third party resulting from any other Party (or its Affiliates) exercising its Access Rights.

5.2 Limitations of contractual liability

No Party shall be responsible to any other Party for any indirect or consequential loss or similar damage such as, but not limited to, loss of profit, loss of revenue or loss of contracts, provided such damage was not caused by a wilful act or by a breach of confidentiality.

A Party’s aggregate liability towards the other Parties collectively shall be limited to once the Party’s share of the total costs of the Project as identified in Annex I of the EC-GA provided such damage was not caused by a wilful act or gross negligence.

The terms of this Consortium Agreement shall not be construed to amend or limit any Party’s statutory liability.

If one or more Parties wishes to transfer any material, including but not limited to information that constitutes Background or Foreground, such transfer shall be performed in accordance with and subject to a separate material transfer agreement, to be agreed upon by the specific Parties involved,

5.3 Damage caused to third parties

Each Party shall be solely liable for any loss, damage or injury to third parties resulting from the performance of the said Party’s obligations by it or on its behalf under this Consortium Agreement or from its use of Foreground or Background.

5.4 Force Majeure

No Party shall be considered to be in breach of this Consortium Agreement if such breach is caused by Force Majeure. Each Party will notify the competent Consortium Bodies of any Force Majeure without undue delay. If the consequences of Force Majeure for the Project are not overcome within 6 weeks after such notification, the transfer of tasks - if any - shall be decided by the competent Consortium Bodies.

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Section 6: Governance structure

Governance structure for Small Collaborative Projects

6.1 General structure

The General Assembly is the decision-making body of the Consortium. In the project it is defined as the executive committee.

The Coordinator is the legal entity acting as the intermediary between the Parties and the European Commission. The Coordinator shall, in addition to its responsibilities as a Party, perform the tasks assigned to it as described in the EC-GA and this Consortium Agreement.

The Management Support Team (in the project defined as the project office) assists the General Assembly and the Coordinator.

6.2 Members

The General Assembly shall consist of one representative of each Party (hereinafter referred to as “Member”).

Each Member shall be deemed to be duly authorised to deliberate, negotiate and decide on all matters listed in Article 6.3.6 of this Consortium Agreement.

The Coordinator shall chair all meetings of the General Assembly, unless decided otherwise by the General Assembly.

The Parties agree to abide by all decisions of the General Assembly.

This does not prevent the Parties from submitting a dispute for resolution in accordance with the provisions of settlement of disputes in Article 11.8 of this Consortium Agreement.

6.3 Operational procedures for the General Assembly

6.3.1 Representation in meetings

Any Member:

-	should be present or represented at any meeting;
-	may appoint a substitute or a proxy to attend and vote at any meeting; and
-	shall participate in a cooperative manner in the meetings.

6.3.2 Preparation and organisation of meetings

6.3.2.1 Convening meetings:

The chairperson shall convene ordinary meetings of the General Assembly at least once every six months and shall also convene extraordinary meetings at any time upon written request of any Member.

6.3.2.2 Notice of a meeting:

The chairperson shall give notice in writing of a meeting to each Member as soon as possible and no later than 14 calendar days preceding an ordinary meeting and 7 calendar days preceding an extraordinary meeting.

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6.3.2.3 Sending the agenda:

The chairperson shall send each Member a written original agenda no later than 14 calendar days preceding the ordinary meeting, or 7 calendar days before an extraordinary meeting.

6.3.2.4 Adding agenda items:

Any agenda item requiring a decision by the Members must be identified as such on the agenda.

Any Member may add an item to the original agenda by written notification to all of the other Members no later than 7 calendar days preceding the ordinary meeting or 3 calendar days before an extraordinary meeting.

6.3.2.5 During a meeting of the General Assembly the Members present or represented can unanimously agree to add a new item to the original agenda.

6.3.2.6 Any decision may also be taken without a meeting if the chairperson circulates to all Members a written document which is then signed by the defined majority of Members (see Article 6.3.3 of this Consortium Agreement).

6.3.2.7 Meetings of the General Assembly may also be held by teleconference or other telecommunication means.

6.3.2.8 Decisions will only be binding once the relevant part of the minutes has been accepted according to Article 6.3.5 of this Consortium Agreement.

6.3.3 Voting rules and quorum

6.3.3.1 The General Assembly shall not deliberate and decide validly unless two-thirds (2/3) of its Members are present or represented (quorum).

6.3.3.2 Each Member shall have one vote.

6.3.3.3 Defaulting Parties may not vote.

6.3.3.4 Decisions shall be taken by a majority of two-thirds (2/3) of the votes.

6.3.4 Veto rights

6.3.4.1 A Member which can show that its own work, time for performance, costs, liabilities, intellectual property rights or other legitimate interests would be severely affected by a decision of the General Assembly may exercise a veto with respect to the corresponding decision or relevant part of the decision.

6.3.4.2 When the decision is foreseen on the original agenda, a Member may veto such a decision during the meeting only.

6.3.4.3 When a decision has been taken on a new item added to the agenda before or during the meeting, a Member may veto such decision during the meeting and within 15 days after the draft minutes of the meeting are sent.

6.3.4.4 In case of exercise of veto, the Members shall make every effort to resolve the matter which occasioned the veto to the general satisfaction of all Members.

6.3.4.5 A Party may not veto decisions relating to its identification as a Defaulting Party. The Defaulting Party may not veto decisions relating to its participation and termination in the Consortium or the consequences of them.

6.3.4.6 A Party requesting to leave the Consortium may not veto decisions relating thereto.

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6.3.5 Minutes of meetings

6.3.5.1 The executive officer shall produce written minutes of each meeting which shall be the formal record of all decisions taken. He shall send draft minutes to all Members within 14 calendar days of the meeting.

6.3.5.2 The minutes shall be considered as accepted if, within 15 calendar days from sending, no Member has objected in writing to the chairperson with respect to the accuracy of the draft of the minutes.

6.3.5.3 The chairperson shall send the accepted minutes to all the Members of the General Assembly, and to the Coordinator, who shall safeguard them. If requested the Coordinator shall provide authenticated duplicates to Parties.

6.3.6 Decisions of the General Assembly

The General Assembly shall be free to act on its own initiative to formulate proposals and take decisions in accordance with the procedures set out herein.

The following decisions shall be taken by the General Assembly:

Content, finances and intellectual property rights

-	Proposals for changes to Annex I of the EC-GA to be agreed by the European Commission
-	Changes to the Consortium Plan (including the Consortium Budget)
-	Withdrawals from Attachment 1 (Background included)
-	Additions to Attachment 2 (Background excluded)
-	Additions to Attachment 4 (Listed Affiliated Entities)
-	Additions to Attachment 5 (List of Third Parties)

Evolution of the Consortium

-	Entry of a new Party to the Consortium and approval of the settlement on the conditions of the accession of such a new Party
-	Withdrawal of a Party from the Consortium and the approval of the settlement on the conditions of the withdrawal
-	Declaration of a Party to be a Defaulting Party
-	Remedies to be performed by a Defaulting Party
-	Termination of a Defaulting Party’s participation in the Consortium and measures relating thereto
-	Proposal to the European Commission for a change of the Coordinator
-	Proposal to the European Commission for suspension of all or part of the Project
-	Proposal to the European Commission for termination of the Project and the Consortium Agreement

Appointments

Agree on the Members of the Management Support Team, upon a proposal by the Coordinator.

In the case of abolished tasks as a result of a decision of the General Assembly, Members shall rearrange the tasks of the Parties concerned. Such rearrangement shall take into consideration the legitimate commitments taken prior to the decisions, which cannot be cancelled.

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6.4 Coordinator

6.4.1 The Coordinator shall be the intermediary between the Parties and the European Commission and shall perform all tasks assigned to it as described in the EC-GA and in this Consortium Agreement.

6.4.2 In particular, the Coordinator shall be responsible for:

-	monitoring compliance by the Parties with their obligations
-	keeping the address list of Members and other contact persons updated and available
-	collecting, reviewing and submitting information on the progress of the Project and reports and other deliverables (including financial statements and related certification) to the European Commission
-	preparing the meetings, proposing decisions and preparing the agenda of General Assembly meetings, chairing the meetings, preparing the minutes of the meetings and monitoring the implementation of decisions taken at meetings
-	transmitting promptly documents and information connected with the Project,
-	administering the financial contribution of the Union and fulfilling the financial tasks described in Article 7.3
-	providing, upon request, the Parties with official copies or originals of documents which are in the sole possession of the Coordinator when such copies or originals are necessary for the Parties to present claims.

6.4.3 If the Coordinator fails in its coordination tasks, the General Assembly may propose to the European Commission to change the Coordinator.

6.4.4 The Coordinator shall not be entitled to act or to make legally binding declarations on behalf of any other Party and shall only act as instructed by the General Assembly.

6.4.5 The Coordinator shall not enlarge its role beyond the tasks specified in this Consortium Agreement and in the EC-GA.

6.5 Management Support Team

The Management Support Team shall be proposed by the Coordinator. It shall be appointed by the General Assembly and shall assist and facilitate the work of the General Assembly.

The Management Support Team shall provide assistance to the Coordinator for executing the decisions of the General Assembly. It shall be responsible for the day-to-day management of the Project.

6.6 External Expert Advisory Board (EEAB). In the project defined as the Scientific Advisory Board.

An External Expert Advisory Board (EEAB) will be appointed and steered by the General Assembly. The EEAB shall assist and facilitate the decisions made by the General Assembly. A member of the EEAB shall be required to sign a non-disclosure agreement, that has been approved by the General Assembly by no later than 30 days after nomination to the EEAB or before any confidential information will be provided to an EEAB member, whichever date is earlier. The Coordinator shall write the minutes of the EEAB meetings and prepare the EEAB's suggestions and bring them before the General Assembly for approval and implementation. The EEAB members shall be allowed to participate in General Assembly meetings upon invitation but have not any voting rights.

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Section 7: Financial provisions

7.1 General Principles

7.1.1 Distribution of Financial Contribution

The financial contribution of the Union to the Project shall be distributed by the Coordinator according to:

-	the Consortium Budget as included in the Consortium Plan
-	the approval of reports by the European Commission, and
-	the provisions of payment in Article 7.3.

A Party shall be funded only for its tasks carried out in accordance with the Consortium Plan.

7.1.2 Justifying Costs

In accordance with its own usual accounting and management principles and practices, each Party shall be solely responsible for justifying its costs with respect to the Project towards the European Commission. Neither the Coordinator nor any of the other Parties shall be in any way liable or responsible for such justification of costs towards the European Commission.

7.1.3 Funding Principles

A Party which spends less than its allocated share of the Consortium Budget will be funded in accordance with its actual duly justified eligible costs only.

A Party that spends more than its allocated share of the Consortium Budget will be funded only in respect of duly justified eligible costs up to an amount not exceeding that share.

7.1.4 Financial Consequences of the termination of the participation of a Party

A Party leaving the Consortium shall refund all payments it has received except the amount of contribution accepted by the European Commission or another contributor. Furthermore a Defaulting Party shall, within the limits specified in Article 5.2 of this Consortium Agreement, bear any reasonable and justifiable additional costs occurring to the other Parties in order to perform its and their tasks. Any additional costs which are not covered by the Defaulting Party shall in principle be apportioned to the remaining Parties pro rata to their share in the total costs of the Project as identified in the Consortium Budget .

7.2 Budgeting

The Consortium Budget shall be valued in accordance with the usual accounting and management principles and practices of the respective Parties.

7.2.1 Budgeted costs eligible for 100% reimbursement

-	not used

7.2.2 Budgeting of coordination costs

Not used

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7.3 Payments

7.3.1 Payments to Parties are the exclusive tasks of the Coordinator.

In particular, the Coordinator shall:

-	notify the Party concerned promptly of the date and composition of the amount transferred to its bank account, giving the relevant references
-	perform diligently its tasks in the proper administration of any funds and in maintaining financial accounts
-	undertake to keep the Community financial contribution to the Project separated from its normal business accounts, its own assets and property, except if the Coordinator is a Public Body or is not entitled to do so due to statutory legislation.

7.3.2

The payment schedule, which contains the transfer of pre-financing and interim payments to Parties, will be handled according to the following :

Funding of costs included in the Consortium Plan will be paid to Parties by the Coordinator after receipt from the EU-Commission without undue delay and in any case before 30 days from receipt thereof and in conformity with the provisions of Annex II of the EC-GA. Costs accepted by the EU-Commission will be paid to the Party concerned, taking into account the amounts already paid for the reporting period concerned.

The Coordinator is entitled to withhold any payments due to a Party identified by a responsible Consortium Body to be in substantial breach of its obligations under this Consortium Agreement or the EC-GA” or to a Beneficiary which has not yet signed this Consortium Agreement.

The Coordinator is entitled to recover any payments already paid to a Defaulting Party.

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Section 8: Foreground

Regarding Foreground, EC-GA Article II.26. - Article II.29. shall apply with the following additions and amendments

8.1 Joint ownership

Joint ownership of Foreground shall not arise from the analysis per se (i.e. without actually using the Background and/or Foreground of the other Party) of a product or formulation for which one beneficiary already owns all the Background.

Where joint ownership shall arise, is when a new product is developed and/or created for which the Background is not entirely owned by one of the beneficiaries. Each of the joint owners shall be entitled to use for its own research purposes the joint Foreground as it sees fit. Exclusive or non-exclusive licences can only be granted when agreed between the joint owners.

The joint owners shall agree on all protection measures and the division of related cost in advance.

8.2 Transfer of Foreground

8.2.1 Each Party may transfer ownership of its own Foreground following the procedures of the EC-GA Article II 27.

8.2.2 Each party may identify specific third parties it intends to transfer the ownership of its Foreground to in Attachment (5) to this Consortium Agreement. The other Parties hereby waive their right to object to a transfer to listed third parties according to the EC-GA Article II.27.3.

8.2.3 The transferring Party shall, however, notify the other Parties of such transfer in a timely fashion and shall ensure that the rights of the other Parties will not be affected by such transfer.

Any addition to Attachment (5) after signature of this Agreement requires a decision of the General Assembly.

8.2.4 The Parties recognize that in the framework of a merger or an acquisition of an important part of its assets, a Party may be subject to confidentiality obligations which prevent it from giving the full 45 days prior notice for the transfer as foreseen in the EC-GA, Article II 27.2.

8.3 Dissemination

8.3.1 Publication

8.3.1.1 Dissemination activities including but not restricted to publications and presentations shall be governed by the procedure of Article II.30.3 of the EC-GA subject to the following provisions.

Prior notice of any planned publication shall be given to the other Parties concerned at least 45 days before the publication. Any objection to the planned publication shall be made in accordance with the GA in writing to the Coordinator and to any Party concerned within 30 days after receipt of the notice. If no objection is made within the time limit stated above, the publication is permitted. For the sake of clarity, a Party which has provided Material and / or Background related to the proposed publication to the Party wishing to publish is considered to have contributed to the publication.

8.3.1.2 An objection is justified if

(a) the objecting Party's legitimate academic or commercial interests are compromised by the publication; or

(b) the protection of the objecting Party's Foreground or Background is adversely affected.

The objection has to include a precise request for necessary modifications.

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8.3.1.3 If an objection has been raised the involved Parties shall discuss how to overcome the justified grounds for the objection on a timely basis (for example by amendment to the planned publication and/or by protecting information before publication) and the objecting Party shall not unreasonably continue the opposition if appropriate actions are performed following the discussion.

8.3.2 Publication of another Party’s Foreground or Background

For the avoidance of doubt, a Party shall not publish Foreground or Background of another Party, even if such Foreground or Background is amalgamated with the Party’s Foreground, without the other Party’s prior written approval. For the avoidance of doubt, the mere absence of an objection according to 8.3.1 is not considered as an approval.

8.3.3 Cooperation obligations

The Parties undertake to cooperate to allow the timely submission, examination, publication and defence of any dissertation or thesis for a degree which includes their Foreground or Background subject to the confidentiality and publication provisions agreed in this Consortium Agreement.

8.3.4 Use of names, logos or trademarks

Nothing in this Consortium Agreement shall be construed as conferring rights to use in advertising, publicity or otherwise the name of the Parties or any of their logos or trademarks without their prior written approval.

8.3.5 Obligations about referencing the support of the European Commission.

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Section 9: Access Rights

9.1 Background covered

9.1.1 The Parties shall identify in the Attachment 1 the Background to which they are ready to grant Access Rights, subject to the provisions of this Consortium Agreement and the EC-GA. Such identification may be done by e.g.

-	subject matter and possibly in addition by
-	naming a specific department of a Party

9.1.2 The owning Party may add further Background to Attachment 1 during the Project by written notice.

However, only the General Assembly can permit a Party to withdraw any of its Background from Attachment 1.

9.1.3 The Parties agree that all Background not listed in Attachment 1 as well as that which a Party is, by reasons of contractual commitment or otherwise unable to include as being subject to Access Rights, shall be explicitly excluded from Access Rights. The Parties agree, however, to negotiate in good faith additions to Attachment 1 if a Party, who is not the owner, asks them to do so and those are needed.

For the avoidance of doubt, the owner is under no obligation to agree to additions of his Background to Attachment 1.

9.1.4 In addition, if a Party wishes to list specific Background as excluded, it shall identify such Background in the Attachment 2.

The owning Party may withdraw any of its Background from Attachment 2 during the Project by written notice.

However, only the General Assembly can permit a Party to add Background to Attachment 2.

9.2 General Principles

9.2.1 Each Party shall implement its tasks in accordance with the Consortium Plan and shall bear sole responsibility for ensuring that its acts within the Project do not knowingly infringe third party property rights.

9.2.2 As provided in the EC-GA Article II.32.3. Parties shall inform the Consortium as soon as possible of any limitation to the granting of Access Rights to Background or of any other restriction which might substantially affect the granting of Access Rights (e.g. the use of open source code software in the Project).

9.2.3 If the General Assembly considers that the restrictions have such impact, which is not foreseen in the Consortium Plan, it may decide to update the Consortium Plan accordingly.

9.2.4 Any Access Rights granted expressly exclude any rights to sublicence unless expressly stated otherwise.

Access Rights shall be free of any administrative transfer costs.

Access Rights are granted on a non-exclusive basis, if not otherwise agreed in writing by all the Parties according to the EC-GA Article II.32.7.

9.2.5 Foreground and Background shall be used only for the purposes for which Access Rights to it have been granted.

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9.2.6 All requests for Access Rights as well as any transfer of materials, by a Party to other Parties, including but not limited to information constitutes Background or Foreground, shall be made in writing, such as by a separate Material Transfer Agreement (MTA) between the providing and receiving Parties, which shall govern said transfer and use.

The granting of Access Rights may be made conditional on the acceptance of specific conditions aimed at ensuring that these rights will be used only for the intended purpose and that appropriate confidentiality obligations are in place.

9.2.7 The requesting Party must show that the Access Rights are Needed.

9.3 Access Rights for implementation

Access Rights to Foreground and Background Needed for the performance of the own work of a Party under the Project shall be granted on a royalty-free basis, unless otherwise agreed for Background in Attachment 1.

9.4 Access Rights for Use

9.4.1 Access Rights to Foreground if Needed for further research activities other than those covered by the Project, including without limitation for internal non-profit, academic research and teaching activities, shall be granted on a royalty-free basis.

Access Rights to any Party's Foreground if Needed for any commercial purposes by another Party, including without limitation commercial exploitation of a Party’s own Foreground together with such other Party's Foreground, shall be subject to prior written agreement with the Party(ies) owning the Needed Foreground., including without limitation, by way of an MTA.

9.4.2. Access Rights to Background if Needed for any Use, including for any commercial purpose, shall be subject to prior written agreement with Party(ies) owning the Needed Background.

9.4.3 A request for Access Rights may be made up to twelve months after the end of the Project or, in the case of Art. 9.7.2.1.2, after the termination of the requesting Party’s participation in the Project.

9.5 Access Rights for Affiliated Entities

Affiliated Entities have Access Rights under the conditions of the EC-GA Article II.34.3.

In addition, Affiliate Entities shall also enjoy Access Rights if they can show that:

they hold a licence on Foreground developed by a Party they are affiliated to; and

they Need Access Rights in order to Use such Foreground; and

they are established in a Member State or an Associated Country;

and they are listed in [Attachment 4 (Listed Affiliated Entities)] to this Consortium Agreement.

Such Access Rights to Affiliated Entities shall be granted on Fair and Reasonable conditions and upon written bilateral agreement.

Affiliated Entities which obtain Access Rights shall in return grant Access Rights to all Parties and fulfil all confidentiality and other obligations accepted by the Parties under the EC-GA or this Consortium Agreement as if such Affiliated Entities were Parties.

Access Rights may be refused to Affiliate Entities if such granting is contrary to the legitimate interests of the Party which owns the Background or the Foreground.

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Access Rights granted to any Affiliated Entity are subject to the continuation of the Access Rights of the Party to which it is affiliated, and shall automatically terminate upon termination of the Access Rights granted to such Party.

Upon cessation of the status as an Affiliated Entity, any Access Rights granted to such former Affiliated Entity shall lapse.

Further arrangements with Affiliated Entities may be negotiated in separate agreements.

9.6 Additional Access Rights

For the avoidance of doubt any grant of Access Rights not covered by this Consortium Agreement shall be at the absolute discretion of the owning Party and subject to such terms and conditions as may be agreed between the owning and receiving Parties.

9.7 Access Rights for Parties entering or leaving the Consortium

9.7.1 New Parties entering the Consortium

All Foreground developed before the accession of the new Party shall be considered to be Background with regard to said new Party.

9.7.2 Parties leaving the Consortium

9.7.2.1 Access Rights granted to a leaving Party

9.7.2.1.1 Defaulting Party

Access Rights granted to a Defaulting Party and such Party's right to request Access Rights shall cease immediately upon receipt by the Defaulting Party of the formal notice of the decision of the General Assembly to terminate its participation in the Consortium.

9.7.2.1.2 Non-defaulting Party

A non-defaulting Party leaving voluntarily and with the other Parties' consent shall have Access Rights to the Foreground developed until the date of the termination of its participation.

It may request Access Rights within the period of time specified in Art. 9.4.2.

9.7.2.2 Access Rights to be granted by any leaving Party

Any Party leaving the Project shall continue to grant Access Rights pursuant to the EC-GA and this Consortium Agreement as if it had remained a Party for the whole duration of the Project.

9.8 Specific Provisions for Access Rights to Software

For the avoidance of doubt, the general provisions for Access Rights provided for in this Section 9 are applicable also to Software.

Parties’ Access Rights to Software do not include any right to receive source code or object code ported to a certain hardware platform or any right to receive respective Software documentation in any particular form or detail, but only as available from the Party granting the Access Rights.

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Section 10: Non-disclosure of information

10.1 All information in whatever form or mode of transmission, which is disclosed by a Party (the “Disclosing Party”) to any other Party (the “Recipient”) in connection with the Project during its implementation and which has been explicitly marked as “confidential”, or when disclosed orally, that has been identified as confidential at the time of disclosure is “Confidential Information”.

10.2 The Recipients hereby undertake in addition and without prejudice to any commitment of non-disclosure under the EC-GA, for a period of 5 years after the end of the Project:

-	not to use Confidential Information otherwise than for the purpose for which it was disclosed;
-	not to disclose Confidential Information to any third party without the prior written consent by the Disclosing Party;
-	to ensure that internal distribution of Confidential Information by a Recipient shall take place on a strict need-to-know basis; and
-	to return to the Disclosing Party on demand all Confidential Information which has been supplied to or acquired by the Recipients including all copies thereof and to delete all information stored in a machine readable form. If needed for the recording of ongoing obligations, the Recipients may however request to keep a copy for archival purposes only.

10.3 The Recipients shall be responsible for the fulfilment of the above obligations on the part of their employees and shall ensure that their employees remain so obliged, as far as legally possible, during and after the end of the Project and/or after the termination of employment.

10.4 The above shall not apply for disclosure or use of Confidential Information, if and in so far as the Recipient can show that:

-	the Confidential Information becomes publicly available by means other than a breach of the Recipient’s confidentiality obligations;
-	the Disclosing Party subsequently informs the Recipient that the Confidential Information is no longer confidential;
-	the Confidential Information is communicated to the Recipient without any obligation of confidence by a third party who is in lawful possession thereof and under no obligation of confidence to the Disclosing Party; the third party must be able to provide physical evidence that he/she/it was in lawful possession of the confidential information before disclosure was made to the Recipient)
-	the disclosure or communication of the Confidential Information is foreseen by provisions of the EC-GA;
-	the Confidential Information, at any time, was developed by the Recipient completely independently of any such disclosure by the Disclosing Party; or
-	the Confidential Information was already known to the Recipient prior to disclosure the recipient must be able to provide physical evidence that it was in lawful possession of the confidential information before disclosure was made by the disclosing party or
-	the Recipient is required to disclose the Confidential Information in order to comply with applicable laws or regulations or with a court or administrative order, subject to the provision Art. 10.7 hereunder.

10.5 The Recipient shall apply the same degree of care with regard to the Confidential Information disclosed within the scope of the Project as with its own confidential and/or proprietary information, but in no case less than reasonable care.

10.6 Each Party shall promptly advise the other Party in writing of any unauthorised disclosure, misappropriation or misuse of Confidential Information after it becomes aware of such unauthorised disclosure, misappropriation or misuse.

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10.7 If any Party becomes aware that it will be required, or is likely to be required, to disclose Confidential Information in order to comply with applicable laws or regulations or with a court or administrative order, it shall, to the extent it is lawfully able to do so, prior to any such disclosure notify the Disclosing Party, and

comply with the Disclosing Party’s reasonable instructions to protect the confidentiality of the information.

10.8 The confidentiality obligations under this Consortium Agreement and the EC-GA shall not prevent the communication of Confidential Information to the European Commission.

10.9. The Members of the EEAB shall sign a non-disclosure agreement, in accordance with Section 6.6 of this Consortium Agreement

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Section 11: Miscellaneous

11.1 Attachments, inconsistencies and severability

This Consortium Agreement consists of this core text and

Attachment 2 (Background excluded)

Attachment 4 (Listed Affiliated Entities)

In case the terms of this Consortium Agreement are in conflict with the terms of the EC-GA, the terms of the latter shall prevail. In case of conflicts between the attachments and the core text of this Consortium Agreement, the latter shall prevail.

Should any provision of this Consortium Agreement become invalid, illegal or unenforceable, it shall not affect the validity of the remaining provisions of this Consortium Agreement. In such a case, the Parties concerned shall be entitled to request that a valid and practicable provision be negotiated which fulfils the purpose of the original provision.

11.2 No representation, partnership or agency

The Parties shall not be entitled to act or to make legally binding declarations on behalf of any other Party. Nothing in this Consortium Agreement shall be deemed to constitute a joint venture, agency, partnership, interest grouping or any other kind of formal business grouping or entity between the Parties.

11.3 Notices and other communication

Any notice to be given under this Consortium Agreement shall be in writing to the addresses and recipients as listed in the most current address list kept by the Coordinator .

Formal notices:

If it is required in this Consortium Agreement (such as under) Article. 9.7.2.1.1 and 11.4) that a formal notice, consent or approval shall be given, such notice shall be signed by an authorised representative of a Party and shall either be served personally or sent by mail with recorded delivery or telefax with receipt acknowledgement.

Other communication:

Other communication between the Parties may also be effected by other means such as e-mail with acknowledgement of receipt, which fulfils the conditions of written form.

Any change of persons or contact details shall be notified immediately by the respective Party to the Coordinator. The address list shall be accessible to all concerned.

11.4 Assignment and amendments

No rights or obligations of the Parties arising from this Consortium Agreement may be assigned or transferred, in whole or in part, to any third party without the other Parties’ prior formal approval. For the purpose of this Agreement, Affiliated Entities shall not be deemed to be third parties, if the affiliate is listed in attachment 4, and notwithstanding the foregoing, any Party shall be entitled to assign all or part of their rights and/or obligations hereunder to an Affiliated Entity thereof, or to any entity that acquires all or substantially all of its business or assets relating to the Project or any successor entity by merger, without the other Parties’ prior formal approval.

Amendments and modifications to the text of this Consortium Agreement not explicitly listed in Article 6.3.1.2 (LP)/ 6.3.6 (SP) require a separate agreement between all Parties.

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11.5 Mandatory national law

Nothing in this Consortium Agreement shall be deemed to require a Party to breach any mandatory statutory law under which the Party is operating.

11.6 Language

This Consortium Agreement is drawn up in English, which language shall govern all documents, notices, meetings, arbitral proceedings and processes relative thereto.

11.7 Applicable law

This Consortium Agreement shall be construed in accordance with and governed by the laws of Belgium excluding its conflict of law provisions.

11.8 Settlement of disputes

WIPO Mediation Followed, in the Absence of a Settlement, by WIPO Expedited Arbitration or by Court Litigation

Any dispute, controversy or claim arising under, out of or relating to this contract and any subsequent amendments of this contract, including, without limitation, its formation, validity, binding effect, interpretation, performance, breach or termination, as well as non-contractual claims, shall be submitted to mediation in accordance with the WIPO Mediation Rules. The place of mediation shall be Brussels unless otherwise agreed upon. The language to be used in the mediation shall be English unless otherwise agreed upon.

WIPO Mediation Followed, in the Absence of a Settlement, by WIPO Expedited Arbitration

If, and to the extent that, any such dispute, controversy or claim has not been settled pursuant to the mediation within 60 days of the commencement of the mediation, it shall, upon the filing of a Request for Arbitration by either party, be referred to and finally determined by arbitration in accordance with the WIPO Expedited Arbitration Rules. Alternatively, if, before the expiration of the said period of 60 days, either party fails to participate or to continue to participate in the mediation, the dispute, controversy or claim shall, upon the filing of a Request for Arbitration by the other party, be referred to and finally determined by arbitration in accordance with the WIPO Expedited Arbitration Rules. The place of arbitration shall be Brussels unless otherwise agreed upon. The language to be used in the arbitral proceedings shall be English unless otherwise agreed upon.

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Section 12: Signatures
AS WITNESS: The Parties have caused this Consortium Agreement to be duly signed by the undersigned authorised representatives in separate signature pages the day and year first above written.
RIJKSUNIVERSITEIT GRONINGEN Signature(s) /s/ Prof.Dr. Sibrand Poppema Name(s) Prof. Dr. Sibrand Poppema Title(s) President Date: 28.6.13
University Medical Center Groningen Signature(s) /s/ Folkert Kuipers Name(s) Folkert Kuipers Title(s) Prof. Dean, member of the board
University Medical Center Groningen Signature(s) /s/ A. Huchsiede Name(s) A. Huchsiede Title(s) Principal investigator
PepTcell Ltd (SEEK Group) Signature(s) /s/ Mr. Gregory A. Stoloff Name(s) Mr. Gregory A. Stoloff Title(s) Chief Executive Officer
BIONDVAX PHARMACEUTICALS LTD Signature(s) /s/ Ron Babecoff Name(s) Ron Babecoff Title(s) CEO
RETROSCREEN VIROLOGY Ltd.(United Kingdom) Signature(s) /s/ Paul Cooper Name(s) Paul Cooper Title(s) Commercial Director
Medicines and Healthcare Products Regulatory Agency (United Kingdom) Signature(s) /s/ Dr Stephen Inglis Name(s) Dr Stephen Inglis Title(s) Director, NIBSC Date: 13th June 2013
Statens Serum Institut, SSI- Adjuvant (Denmark) Signature(s) /s/ Nils Strandberg Pedersen, MD,DMSc Name(s) Nils Strandberg Pedersen Title(s) President, CEO
Statens Serum Institut, SSI- Adjuvant (Denmark) Signature(s) /s/ Peter Lawaetz Andersen Name(s) Peter Lawaetz Andersen Title(s) Vice President R&D
ORSZAGOS EPIDEMIOLOGIAI KOZPONT (Hungary) Signature(s) /s/ Marta Melles Name(s) Marta Melles Title(s) Director General

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NASJONALT FOLKEHELSEINSTITUTT, Div. infectious Disease Control (Norway) Signature(s) /s/ Hanna Nokleby Name(s) Hanna Nokleby Title(s) Division Director
Robert Koch-Institut (RKI)- Germany Signature(s) /s/ Prof. Dr. Reinhard Burger Name(s) Reinhard Burger Title(s) President Date 7/6/2013
Goteborgs Universitet, Mucosal Immunobiology and Vaccine Centre, (Sweden) Signature(s) /s/ Ludde Edgren Name(s) Ludde Edgren Title(s) Research Funding Manager
Isconova AB (Swedan) Signature(s) /s/ Sven Andreasson Name(s) Sven Andreasson Title(s) CEO Date: June 10, 2013

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